EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 1998, which appears on page 49 of the 1997 Annual Report to Shareholders of Anheuser-Busch Companies, Inc., which is incorporated by reference in Anheuser-Busch Companies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-1 of such Annual Report on Form 10-K. We also consent to the incorporation by reference in this Registration Statement of our report dated July 31, 1998 on the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan's Annual Report on Form 11-K for the fiscal year ended March 31, 1998 (filed as Exhibit 99.3 to the Registrant's Form 10-K/A for the year ended December 31, 1997). We also consent to references to us under the heading "Interests of Named Experts and Counsel."



PRICEWATERHOUSECOOPERS LLP

St. Louis, Missouri
January 27, 1999